UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2012

GRAYBAR ELECTRIC COMPANY, INC.
(Exact Name of Registrant as specified in Charter)

New York (State or other jurisdiction of incorporation)	000-00255 (Commission File Number)	13-0794380 (I.R.S. Employer Identification No.)

34 North Meramec Avenue St. Louis, MO 63105 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (314) 573-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07        Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of Graybar Electric Company, Inc. (the “Company”) on June 14, 2012, the shareholders voted to elect 10 members to the Company’s thirteen-member Board of Directors.  The following tables set forth the final number of votes for, withheld and abstaining on each matter.  Broker non-votes are not shown because there is no public trading market for the Company’s Common Stock and no brokers hold shares for any underlying beneficial owners of such shares.

Director Nominees	For	Withheld	Abstain

R. A. Cole	10,740,481	-0-	-0-
D. B. D’Alessandro	10,740,481	-0-	-0-
M. W. Geekie	10,740,481	-0-	-0-
L. R. Giglio	10,740,481	-0-	-0-
T. S. Gurganous	10,740,481	-0-	-0-
R. R. Harwood	10,740,481	-0-	-0-
R. C. Lyons	10,740,481	-0-	-0-
K. M. Mazzarella	10,740,481	-0-	-0-
B. L. Propst	10,740,481	-0-	-0-
R. A. Reynolds, Jr.	10,740,481	-0-	-0-

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAYBAR ELECTRIC COMPANY, INC.

Date: June 14, 2012	By: /s/ Matthew W. Geekie
Matthew W. Geekie
Senior Vice President, Secretary &
General Counsel